                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 11-K
  FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS AND SIMILAR PLANS
      PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


               ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                 FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995

                       COMMISSION FILE NUMBER 33-41784



A. Full title of the plan and address, if different from that of the issuer named below:

                        REGIONS FINANCIAL CORPORATION
                      DIRECTORS' STOCK INVESTMENT PLAN




B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                        REGIONS FINANCIAL CORPORATION
                               P. O. BOX 10247
                         BIRMINGHAM, ALABAMA  35202



                                Exhibit 99 b.

                         REGIONS FINANCIAL CORPORATION
                        DIRECTORS' STOCK INVESTMENT PLAN



The following report of independent auditors and financial statements of the registrant are submitted herewith:




                                                                    Page Number
                                                                    -----------
 Report of Independent Auditors                                            1

 Statements of Financial Condition - December 31, 1995 and 1994            2

 Statements of Income and Changes in Plan Equity for the Years
 Ended December 31, 1995, 1994, and 1993                                   3

 Notes to Financial Statements                                             4



All schedules (Nos. I, II and III) for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are inapplicable or the required disclosures have been made elsewhere in the financial statements and notes thereto. These schedules have therefore been omitted.

                        REPORT OF INDEPENDENT AUDITORS


Benefits Committee
Regions Financial Corporation
  Directors' Stock Investment Plan


We have audited the accompanying statements of financial condition of the Regions Financial Corporation Directors' Stock Investment Plan as of December 31, 1995 and 1994, and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 1995.
These financial statements are the responsibility of the Plan's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Regions Financial Corporation Directors' Stock Investment Plan at December 31, 1995 and 1994, and the income and changes in plan equity for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


/s/ Ernst & Young LLP


Birmingham, Alabama
March 22, 1996

                       STATEMENTS OF FINANCIAL CONDITION
                         REGIONS FINANCIAL CORPORATION
                        DIRECTORS' STOCK INVESTMENT PLAN




                                                DECEMBER 31
                                           ----------------------
                                              1995        1994
                                           ----------   ---------
ASSETS

Common Stock of Regions Financial
  Corporation at market value -
  336,573 shares in 1995 and
  317,013 shares in 1994 (cost
  $8,260,988 in 1995 and $7,109,084
  in 1994)                                 $14,472,639  $9,827,403
Dividends receivable                           110,109      94,669
                                           -----------  ----------
  Total Assets                             $14,582,748  $9,922,072
                                           ===========  ==========
LIABILITIES AND PLAN EQUITY

Plan equity (327 and 274
  participants in 1995 and 1994,
  respectively)                            $14,582,748  $9,922,072
                                           -----------  ----------
  Total Liabilities and Plan Equity        $14,582,748  $9,922,072
                                           ===========  ==========

See notes to financial statements.

                STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY
                         REGIONS FINANCIAL CORPORATION
                        DIRECTORS' STOCK INVESTMENT PLAN




                                                   YEAR ENDED DECEMBER 31
                                          --------------------------------------
                                            1995           1994           1993
                                          --------       --------       --------
Dividend income                           $431,936       $370,395       $314,999
Gain recognized on distribution of
  Common Stock of Regions Financial
  Corporation to participants upon
  withdrawal                               426,631        407,960        692,983
Unrealized appreciation(depreciation)
  of Common Stock of Regions
  Financial Corporation                  3,493,332       (855,976)      (847,239)
Contributions received:
  From participants                      1,150,116        987,856        970,438
  From participating companies             287,529        246,969        242,609

Withdrawals by participants             (1,128,868)    (1,129,459)    (1,665,646)
                                       -----------   ------------  -------------

Income and changes in plan equity        4,660,676         27,745      (291,856)
Plan equity at beginning of
period                                   9,922,072      9,894,327     10,186,183
                                       -----------   ------------  -------------
  PLAN EQUITY AT DECEMBER 31           $14,582,748     $9,922,072     $9,894,327
                                       ===========   ============  =============
( ) Indicates deduction

See notes to financial statements.

                         NOTES TO FINANCIAL STATEMENTS
                         REGIONS FINANCIAL CORPORATION
                        DIRECTORS' STOCK INVESTMENT PLAN

NOTE A - SIGNIFICANT ACCOUNTING POLICIES

Formation of the Plan: Regions Financial Corporation (Regions or the Company) formed the Regions Financial Corporation Directors' Stock Investment Plan (the
Plan) effective May 1, 1984.

Investments: The investment in Common Stock of the Company is stated at market value. The NASDAQ quoted market price of Regions Financial Corporation Common Stock was $43.00 per share at December 31, 1995 and $31.00 per share at December 31, 1994. The average cost of the shares distributed is used to compute gain or loss.

Income:  Dividend income is accrued on the ex-dividend date.

Contributions: Contributions of participants and participating companies (see Notes B and C) are accounted for on the accrual basis.

Income Taxes: The Plan is not subject to income tax. Participants must treat as ordinary income their pro rata share of contributions to the Plan by the participating companies. Cash dividends paid on stock purchased under the plan will be taxed to the participants on a pro rata basis for federal and state, as applicable, income tax purposes.

Expenses of the Plan: All expenses incurred in the administration of the Plan, other than brokerage fees, are paid by the participating companies. Brokerage fees are included in the price of shares purchased.


NOTE B - PROVISIONS OF THE PLAN

The Plan is a voluntary contribution plan to which the Company contributes 25% of actual contributions made by participants. Participating directors may
contribute all or any part of their directors' fees.   Participation in the
Plan is open to any person who is a director of Regions Financial Corporation, any subsidiary or any body designated as a local division's Board of Directors who is not an employee of Regions Financial Corporation, or any subsidiary or local division. Directors are immediately vested upon contribution to the Plan to the extent of the director's and the Company's contribution to date. In the event the Plan terminates, or the director terminates either his or her position with the Company or participation in the Plan, the director will receive a certificate for all whole shares owned in the Plan, cash for any additional fractional shares owned, and cash for any remaining balance in such participant's cash account.

NOTE C - PLAN AMENDMENT

Effective January 3, 1996 the Plan was amended to eliminate the requirement for a trust and terminate the trust agreement. The amendment also eliminated the Plan Trustee and established a Plan Administrator with the authority to appoint an investment manager to assume the administration and investment of Plan assets.

NOTE D - CONTRIBUTIONS RECEIVED

Contributions by participating companies or divisions of Regions and participants' contributions are as follows:

                                         Contributions Received
                                    --------------------------------
Participating Company or Division   Company    Director       Total
---------------------------------   --------   --------     --------

Year ended December 31, 1995:

Regions Financial Corporation        $42,460    $169,841    $212,301
First Alabama Bank, Montgomery        16,150      64,600      80,750
First Alabama Bank, Birmingham        17,600      70,400      88,000
First Alabama Bank, Huntsville        12,300      49,200      61,500
First Alabama Bank, Tuscaloosa        10,462      41,850      52,312
First Alabama Bank, Dothan             8,162      32,650      40,812
First Alabama Bank, Selma              6,124      24,500      30,624
First Alabama Bank, Gadsden            6,800      27,200      34,000
First Alabama Bank, Athens             3,000      12,000      15,000
First Alabama Bank, Baldwin County     3,825      15,300      19,125
First Alabama Bank, Guntersville       3,125      12,500      15,625
First Alabama Bank, Phenix City        2,081       8,325      10,406
First Alabama Bank, Mobile            28,650     114,600     143,250
First Alabama Bank, Lee County         3,600      14,400      18,000
First Alabama Bank, Cullman            3,900      15,600      19,500
First Alabama Bank, Lauderdale
  County                               2,594      10,375      12,969
First Alabama Bank, Conecuh County     2,406       9,625      12,031
First Alabama Bank, Sumter County      2,475       9,900      12,375
First Alabama Bank, Talladega
  County                               7,981      31,925      39,906
First Alabama Bank, Chilton County     1,763       7,050       8,813
First Alabama Bank, Troy               3,369      13,475      16,844
First Alabama Bank, Anniston          12,100      48,400      60,500
First Alabama Bank, South Baldwin      2,625      10,500      13,125
First Alabama Bank, Centre             1,650       6,600       8,250
First Alabama Bank, Covington
  County                               3,625      14,500      18,125
First Alabama Bank, Shelby County      3,200      12,800      16,000
First Alabama Bank, Decatur            4,794      19,175      23,969
First Alabama Bank, Oneonta            5,725      22,900      28,625
First Alabama Bank, Enterprise         3,750      15,000      18,750
First Alabama Bank, Butler               700       2,800       3,500
First Alabama Bank, Albertville        2,250       9,000      11,250
First Alabama Bank, Fayette              563       2,250       2,813
Regions Bank of Louisiana             29,553     118,210     147,763
Regions Bank of Florida                6,898      27,590      34,488
Regions Bank of Georgia                3,431      13,725      17,156
Regions Bank of Rome                   3,225      12,900      16,125

NOTE D - CONTRIBUTIONS RECEIVED (CONTINUED)


                                          Contributions Received
                                     -------------------------------
Participating Company or Division    Company    Director     Total
                                     -------    --------   ---------

Year ended December 31, 1995 continued:

Regions Bank, FSB                       6,300      25,200      31,500
Regions Bank of Tennessee               8,138      32,550      40,688
Regions Mortgage Inc.                     175         700         875
                                     --------  ----------  ----------
TOTALS                               $287,529  $1,150,116  $1,437,645
                                     ========  ==========  ==========

NOTE D - CONTRIBUTIONS RECEIVED (CONTINUED)




                                              Contributions Received
                                           ----------------------------
Participating Company or Division          Company   Director   Total
---------------------------------          --------  --------  --------

Year ended December 31, 1994:

Regions Financial Corporation               $36,738  $146,950    $183,688
First Alabama Bank, Montgomery               11,600    46,400      58,000
First Alabama Bank, Birmingham               21,425    85,700     107,125
First Alabama Bank, Huntsville               12,238    48,950      61,188
First Alabama Bank, Tuscaloosa               10,488    41,950      52,438
First Alabama Bank, Dothan                    7,738    30,950      38,688
First Alabama Bank, Selma                     4,125    16,500      20,625
First Alabama Bank, Gadsden                   6,431    25,724      32,155
First Alabama Bank, Athens                    3,344    13,374      16,718
First Alabama Bank, Baldwin County            3,825    15,300      19,125
First Alabama Bank, Guntersville              3,225    12,900      16,125
First Alabama Bank, Phenix City               2,550    10,200      12,750
First Alabama Bank, Mobile                   28,675   114,700     143,375
First Alabama Bank, Lee County                4,200    16,800      21,000
First Alabama Bank, Cullman                   4,300    17,200      21,500
First Alabama Bank, Lauderdale County         2,188     8,750      10,938
First Alabama Bank, Conecuh County            1,719     6,874       8,593
First Alabama Bank, Sumter County             1,500     6,000       7,500
First Alabama Bank, Talladega County          7,550    30,200      37,750
First Alabama Bank, Chilton County            1,500     6,000       7,500
First Alabama Bank, Troy                      2,956    11,824      14,780
First Alabama Bank, Anniston                 11,263    45,050      56,313
First Alabama Bank, South Baldwin             2,938    11,750      14,688
First Alabama Bank, Centre                    1,650     6,600       8,250
First Alabama Bank, Covington County          3,250    13,000      16,250
First Alabama Bank, Shelby County             2,800    11,200      14,000
First Alabama Bank, Decatur                   4,450    17,800      22,250
First Alabama Bank, Oneonta                   5,881    23,525      29,406
First Alabama Bank, Enterprise                3,750    15,000      18,750
First Alabama Bank, Choctaw                     700     2,800       3,500
First Alabama Bank, Albertville               2,800    11,200      14,000
First Alabama Bank, Fayette                     338     1,350       1,688
Regions Bank of Louisiana                     6,088    24,350      30,438
Regions Bank of Florida                       9,590    38,360      47,950
Regions Bank of Georgia, formerly
  First Alabama Bank, Columbus, Georgia       3,600    14,400      18,000

NOTE D - CONTRIBUTIONS RECEIVED (CONTINUED)

                                               Contributions Received
                                          ---------------------------------
Participating Company or Division         Company      Director      Total
                                          -------      --------     -------
Year ended December 31, 1994 continued:

Regions Bank of Tennessee                    9,331       37,325      46,656
Regions Mortgage Inc., formerly Real
  Estate Financing, Inc.                       225          900       1,125
                                          --------     --------  ----------
  TOTALS                                  $246,969     $987,856  $1,234,825
                                          ========     ========  ==========

NOTE D - CONTRIBUTIONS RECEIVED (CONTINUED)



                                                               Contributions Received
                                                            ----------------------------
Participating Company or Division                           Company  Director     Total
---------------------------------                           -------  --------    --------

Year ended December 31, 1993:

Regions Financial Corporation                               $53,671  $214,700    $268,371
First Alabama Bank, Montgomery                                9,125    36,500      45,625
First Alabama Bank, Birmingham                               20,405    81,620     102,025
First Alabama Bank, Huntsville                               13,244    52,975      66,219
First Alabama Bank, Tuscaloosa                               10,938    43,750      54,688
First Alabama Bank, Dothan                                    7,900    31,600      39,500
First Alabama Bank, Selma                                     5,250    21,000      26,250
First Alabama Bank, Gadsden                                   6,000    24,000      30,000
First Alabama Bank, Athens                                    2,625    10,500      13,125
First Alabama Bank, Baldwin County                            3,628    14,513      18,141
First Alabama Bank, Guntersville                              3,050    12,200      15,250
First Alabama Bank, Phenix City                               3,356    13,425      16,781
First Alabama Bank, Mobile                                   24,575    98,300     122,875
First Alabama Bank, Lee County                                3,000    12,000      15,000
First Alabama Bank, Cullman                                   4,550    18,200      22,750
First Alabama Bank, Lauderdale County                         2,063     8,250      10,313
First Alabama Bank, Conecuh County                            1,875     7,500       9,375
First Alabama Bank, Sumter County                             1,950     7,800       9,750
First Alabama Bank, Talladega                                 7,556    30,225      37,781
First Alabama Bank, Chilton County                            1,463     5,850       7,313
First Alabama Bank, Troy                                      4,000    16,000      20,000
First Alabama Bank, Anniston                                 10,513    42,050      52,563
First Alabama Bank, South Baldwin                             2,938    11,750      14,688
First Alabama Bank, Centre                                    1,925     7,700       9,625
First Alabama Bank, Covington County                          3,250    13,000      16,250
First Alabama Bank, Shelby County                             3,500    14,000      17,500
First Alabama Bank, Decatur                                   4,363    17,450      21,813
First Alabama Bank, Oneonta                                   5,438    21,750      27,188
First Alabama Bank, Enterprise                                3,625    14,500      18,125
First Alabama Bank, Choctaw                                     700     2,800       3,500
First Alabama Bank, Albertville                               2,750    11,000      13,750
Regions Bank of Florida                                       3,901    15,600      19,501
Regions Bank of Georgia, formerly
  First Alabama Bank, Columbus, Georgia                       2,569    10,275      12,844
First Security Bank of Tennessee                              4,868    19,475      24,343
Franklin County Bank                                          1,920     7,680       9,600
Regions Mortgage Inc., formerly Real
  Estate Financing, Inc.                                        125       500         625
                                                           --------  --------  ----------
TOTALS                                                     $242,609  $970,438  $1,213,047
                                                           ========  ========  ==========

NOTE E - UNREALIZED APPRECIATION OF COMMON STOCK OF REGIONS FINANCIAL
         CORPORATION

The unrealized appreciation of Common Stock of Regions Financial Corporation is as follows:



                                         1995          1994         1993
                                      -----------  ------------  -----------
Unrealized appreciation at beginning
  of year                             $ 2,718,319  $ 3,574,295   $ 4,421,534
Unrealized appreciation at end
  of year                               6,211,651    2,718,319     3,574,295
                                      -----------  -----------   -----------
INCREASE (DECREASE) IN UNREALIZED
  APPRECIATION                        $ 3,493,332  $  (855,976)  $  (847,239)
                                      ===========  ===========   ===========

NOTE F - GAIN REALIZED ON DISTRIBUTION OF COMMON STOCK OF REGIONS FINANCIAL CORPORATION TO PARTICIPANTS UPON WITHDRAWAL



                                          1995        1994        1993
                                       ----------  ----------  ----------
Market value of shares distributed     $1,128,868  $1,125,631  $1,658,765
Cost of shares distributed                702,237     717,671     965,782
                                       ----------  ----------  ----------
TOTAL REALIZED GAIN                    $  426,631  $  407,960  $  692,983
                                       ==========  ==========  ==========

ITEM 9b. Exhibits

         None.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Directors' Stock Investment Plan Benefits Committee has duly caused the annual report to be signed by the undersigned thereunto duly authorized.

                                    DIRECTORS' STOCK INVESTMENT PLAN
                                    REGIONS FINANCIAL CORPORATION




Date:   March  26, 1996           By: /s/ Douglas W. Graham
        ----------------              ------------------------------------
                                      Douglas W. Graham
                                      Senior Vice President - Personnel
                                      Regions Financial Corporation


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